Petroleum Development Corporation

Third Quarter 2006

Financial and Operating Results

Conference Call

Forward-Looking Statements

This information contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved.  Important factors that could cause actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation and the ability of the Company to meet its stated business goals.

Contact Information:

Investor Relations

Petroleum Development Corporation

PO Box 26, 103 East Main Street

Bridgeport, West Virginia 26330

Phone: 304.842.6256  Fax: 304.842.0913

www.petd.com

Management Representatives on Call

•         Petroleum Development - Nasdaq GSM: PETD

•         Steven R. Williams, Chairman and CEO

•         Richard McCullough, CFO and Treasurer

•         Darwin L. Stump, CAO

Management Changes

•         Darwin L. Stump, CAO

§         Over 25 years with PDC

§         Will continue to oversee all accounting functions

•         Richard McCullough, CFO and Treasurer

§         Previous experience includes:

§         Over 25 years of energy experience as executive, investment banker, consultant

§         Investment Banking with J.P. Morgan, Morgan Keegan Securities, and J.C. Bradford

§         CFO for Municipal Gas Authority of Georgia

•         Will oversee accounting, finance and treasury functions

PDC Third Quarter Highlights

•         Third Quarter financial results were significantly impacted by sale of undeveloped leaseholds

•         January 2006 stock buyback program continued in third quarter and was completed in October

•         Company closed only planned 2006 partnership with $90 million in subscriptions

•         Partnership activities commenced in September running through first quarter 2007

•         Tender offer made for Unioil on November 3, 2006

•         Production 4.3 Bcfe, up 25.9% compared to third quarter 2005

•         Rocky Mountain Region production increased 37.2% compared to prior year third quarter

 PDC Third Quarter Highlights

•         Long-term debt at $85 million reflects active drilling and capital structure change to include a component of debt

§         Year-end 2005 debt $24 million

•         Total O&G capital expenditures of $130 million for three quarters

•         Drilling company wells in second and third quarters reflected in production increase

Sale of Undeveloped Leaseholds

•         Total sale price of $353.6 million

§         Related expenses of approximately $2.1 million

§         Deferred gain of $25.6 million

§         Estimated taxes of $127.1 million

•         $300 million in 1031 (Like-Kind Exchange) trust

§         Must be closed by January 17, 2007

•         Company working on possible transactions

§         Producing property focus

§         With development and production enhancement possibilities

§         Undeveloped acreage in mature areas

§         Exploratory projects

Stock Buyback Program

•         Total purchases were 1,627,500 shares

§         Average price paid per share $40.75

§         Total cost $66.3 million

•         Reflects decision to include a component of debt in the Company's Capital structure

•         14,771,090 shares outstanding upon completion of purchases

•         Board has authorized additional 10% purchase (1,477,109 shares)

§         Conducted at management discretion through April 2008

2006 Partnership Subscription Completed

•         Closed with total investor subscriptions of $90 million

•         PDC's contribution is $38 million for a 37% interest in the partnership

•         Drilling commenced in September and is expected to continue through most of the first quarter of 2007

•         Partnership wells are billed on a cost-plus basis

•         Drilling in Wattenberg Field, Grand Valley Field (CO) and the Bakken formation (ND)

Unioil Tender Offer

•         Total tender offer $18.2 million for 100% of stock

•         Offer commenced on November 3, 2006

•         Unioil holders representing 82% of shares agreed to tender shares prior to announcement of offer

•         Not Like-Kind Exchange

•         Producing properties, development and exploratory opportunities in the DJ Basin and southern Wyoming

Development Activity in Third Quarter 2006

•         51 wells drilled in Third Quarter 2006

§         31 wells in Wattenberg field, 30 successful and 1 dry

§             (18 successful, 1 dry, PDC)

§         15 successful wells in the Piceance Basin (9 PDC)

§         1 successful developmental horizontal Bakken well, North Dakota (Partnership)

§         4 successful exploratory horizontal Nesson wells (53% PDC)

Production

•         Q3 2006 production of 4.3 Bcfe

§         77% natural gas

•         All production growth is through operations

•         Wells turned in-line during the Q3 2006

§         7 Recompletions (PDC 100%)

§         8 NECO area wells (PDC approximately 80%)

§         3 North Dakota Nesson (PDC     18%)

§         8 Partnership Wells (PDC 20% )

§         7 Piceance (PDC 100%)

§         20 Wattenberg (PDC 100%)

Capital Expenditures

•         Total Oil and Gas Properties of $130 million through third quarter

•         Investment summary (in thousands)

Unproved properties           $9,133

Proved properties                514

Development Costs             106,666

Exploration Costs                 13,643

Revenue from Operations

•         Q3 Revenue of $67.2 million

§         $77.9 million in 2005

•         Nine months revenue of $208.6 million compared to $222.1 million in 2005

•         Revenue reflects lower O&G prices, increased production and change in partnership price structure

Net Income

•         Q3 Net Income of $210.9 million

§         $7.5 million in 2005

•         $13.38 DEPS compared to $0.46 in 2005

•         Contribution of gain on sale of leaseholds to Diluted Earnings Per Share - $12.80

Petroleum Development Corporation

Third Quarter 2006

Financial and Operating Results

Conference Call